SLM Student Loan Trust 2005-4 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 5/19/05 — 6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/19/2005	Activity	06/30/2005

A	i	Portfolio Balance	$2,499,953,813.48	($9,862,121.55)	$2,490,091,691.93
	ii	Interest to be Capitalized	3,369,119.43		2,673,178.61

	iii	Total Pool	$2,503,322,932.91		$2,492,764,870.54

	iv	Capitalized Interest	38,000,000.00		38,000,000.00
	v	Add-on Consolidation Loan Account Balance	10,000,000.00		7,065,610.34
	vi	Specified Reserve Account Balance	6,289,554.00		6,231,912.18

	vii	Total Adjusted Pool	$2,557,612,486.91		$2,544,062,393.06

B	i	Weighted Average Coupon (WAC)	3.832%		3.831%
	ii	Weighted Average Remaining Term	276.85		276.24
	iii	Number of Loans	142,681		142,166
	iv	Number of Borrowers	85,774		85,388
	v	Aggregate Outstanding Principal Balance — T-Bill	$13,848,676.06		$14,040,537.11
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,489,474,256.85		$2,478,724,333.43

						% of		% of
	Notes			Spread	Balance 5/19/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GPE0	0.010%	$700,000,000.00	27.143%	$684,272,991.92	26.695%
	ii	A-2 Notes	78442GPF7	0.080%	600,000,000.00	23.265%	600,000,000.00	23.408%
	iii	A-3 Notes	78442GPG5	0.120%	735,000,000.00	28.500%	735,000,000.00	28.675%
	iv	A-4 Notes	78442GPH3	0.170%	466,611,000.00	18.093%	466,611,000.00	18.204%
	vii	B Notes	78442GPL4	0.180%	77,369,000.00	3.000%	77,369,000.00	3.018%

	viii	Total Notes			$2,578,980,000.00	100.000%	$2,563,252,991.92	100.000%

	Reserve Account		05/19/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$6,289,554.00
	iii	Specified Reserve Acct Balance ($)	$6,289,554.00	$6,231,912.18
	iv	Reserve Account Floor Balance ($)	$3,773,732.00	$3,773,732.00
	v	Current Reserve Acct Balance ($)	$6,289,554.00	$6,231,912.18

	Other Accounts		05/19/2005	07/25/2005

E	i	Supplemental Loan Purchase Account	$2,498,472.16	$0.00
	ii	Add-on Consolidation Loan Account	$10,000,000.00	$7,065,610.34
	iii	Capitalized Interest Account	$38,000,000.00	$38,000,000.00

	Asset/Liability		05/19/2005	07/25/2005

F	i	Total Adjusted Pool	$2,557,612,486.91	$2,544,062,393.06
	ii	Total Outstanding Balance Notes	$2,578,980,000.00	$2,563,252,991.92
	iii	Difference	$(21,367,513.09)	$(19,190,598.86)
	iv	Parity Ratio	0.99171	0.99251

II. 2005-4 Transactions from: 05/18/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$17,770,074.02
	ii	Principal Collections from Guarantor	478,626.88
	iii	Principal Reimbursements	974,599.90
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$19,223,300.80

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,717.36
	ii	Capitalized Interest	(3,959,350.78)

	iii	Total Non-Cash Principal Activity	$(3,956,633.42)

C	Student Loan Principal Purchases		$(5,404,545.83)

D	Total Student Loan Principal Activity		$9,862,121.55

E	Student Loan Interest Activity
	i	Regular Interest Collections	$7,775,374.67
	ii	Interest Claims Received from Guarantors	4,332.60
	iii	Collection Fees/Returned Items	422.94
	iv	Late Fee Reimbursements	69,845.36
	v	Interest Reimbursements	3,289.48
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,853,265.05

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(56.10)
	ii	Capitalized Interest	3,959,350.78

	iii	Total Non-Cash Interest Adjustments	$3,959,294.68

G	Student Loan Interest Purchases		$(7,689,850.16)

H	Total Student Loan Interest Activity		$4,122,709.57

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-4 Collection Account Activity 05/18/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$8,064,364.01
	ii	Consolidation Principal Payments	10,184,336.89
	iii	Reimbursements by Seller	17.57
	iv	Borrower Benefits Reimbursements	943.08
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	973,639.25

	vii	Total Principal Collections	$19,223,300.80

B	Interest Collections
	i	Interest Payments Received	$7,730,347.48
	ii	Consolidation Interest Payments	49,359.79
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Interest	3,289.48
	vii	Collection Fees/Return Items	422.94
	viii	Late Fees	69,845.36

	ix	Total Interest Collections	$7,853,265.05

C	Other Reimbursements		$135,219.95

D	Reserves in Excess of the Requirement		$57,641.82

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$259,158.04

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$235.26

J	Excess Transferred from Add-on Consolidation Loan Account		$0.00

K	Funds Released from Capitalized Interest Account		$0.00

L	Initial Deposits into Collection Account		$9,900,000.00

	TOTAL AVAILABLE FUNDS		$37,428,820.92

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(437,019.10)
		Consolidation Loan Rebate Fees	$(4,378,083.96)

M	NET AVAILABLE FUNDS		$32,613,717.86

N	Servicing Fees Due for Current Period		$1,041,088.12

O	Carryover Servicing Fees Due		$0.00

P	Administration Fees Due		$20,000.00

Q	Total Fees Due for Period		$1,061,088.12

IV. 2005-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/19/2005	06/30/2005	05/19/2005	06/30/2005	05/19/2005	06/30/2005	05/19/2005	06/30/2005	05/19/2005	06/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.825%	3.805%	110,647	104,865	77.549%	73.762%	$1,805,760,518.97	$1,714,051,518.54	72.232%	68.835%
31-60 Days Delinquent	4.110%	4.241%	7,479	3,870	5.242%	2.722%	114,464,764.71	56,953,492.43	4.579%	2.287%
61-90 Days Delinquent	4.054%	4.143%	2,662	5,555	1.866%	3.907%	37,354,551.92	75,091,217.65	1.494%	3.016%
91-120 Days Delinquent	4.139%	4.137%	656	2,021	0.460%	1.422%	8,294,586.51	28,462,315.03	0.332%	1.143%
> 120 Days Delinquent	4.277%	4.171%	260	1,388	0.182%	0.976%	3,550,516.62	17,053,389.85	0.142%	0.685%

Deferment
Current	3.488%	3.523%	10,246	11,505	7.181%	8.093%	262,756,404.82	288,198,794.93	10.510%	11.574%

Forbearance
Current	4.049%	4.061%	10,726	12,920	7.517%	9.088%	267,615,266.71	309,678,870.89	10.705%	12.436%

TOTAL REPAYMENT	3.832%	3.830%	142,676	142,124	99.996%	99.970%	$2,499,796,610.26	$2,489,489,599.32	99.994%	99.976%
Claims in Process (1)	7.878%	4.780%	5	42	0.004%	0.030%	$157,203.22	$602,092.61	0.006%	0.024%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.832%	3.831%	142,681	142,166	100.000%	100.000%	$2,499,953,813.48	$2,490,091,691.93	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2005-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$10,639,600.69
B	Interest Subsidy Payments Accrued During Collection Period	479,588.48
C	SAP Payments Accrued During Collection Period	6,131,737.84
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	259,158.04
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$17,510,085.05

VI. 2005-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.005984366	5/19/05-7/25/05	3.21548%
B	Class A-2 Interest Rate	0.006114643	5/19/05-7/25/05	3.28548%
C	Class A-3 Interest Rate	0.006189088	5/19/05-7/25/05	3.32548%
D	Class A-4 Interest Rate	0.006282143	5/19/05-7/25/05	3.37548%
G	Class B Interest Rate	0.006300754	5/19/05-7/25/05	3.38548%

VII. 2005-4 Inputs From Initial Period 5/17/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,499,953,813.48
	ii	Interest To Be Capitalized	3,369,119.43

	iii	Total Pool	$2,503,322,932.91
	iv	Capitalized Interest	38,000,000.00
	v	Add-on Consolidation Loan Account Balance	10,000,000.00
	vi	Specified Reserve Account Balance	6,289,554.00

	vii	Total Adjusted Pool	$2,557,612,486.91

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$2,578,980,000.00

D	Note Balance 05/19/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$700,000,000.00	$600,000,000.00	$735,000,000.00	$466,611,000.00	$77,369,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$6,289,554.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$32,613,717.86	$32,613,717.86

B	Primary Servicing Fees-Current Month		$1,041,088.12	$31,572,629.74

C	Administration Fee		$20,000.00	$31,552,629.74

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$4,189,055.89	$27,363,573.85
	ii	Class A-2	$3,668,786.00	$23,694,787.85
	iii	Class A-3	$4,548,979.52	$19,145,808.33
	iv	Class A-4	$2,931,317.18	$16,214,491.15

	vii	Total Class A Interest Distribution	$15,338,138.59

E	Class B Noteholders’ Interest Distribution Amount		$487,483.07	$15,727,008.08

F	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$15,727,008.08	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00

	vii	Total Class A Principal Distribution	$15,727,008.08

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

IX. 2005-4 Account Reconciliations

Reserve Account
i	Initial Deposit	$6,289,554.00
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$6,289,554.00
iv	Required Reserve Account Balance	$6,231,912.18

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$57,641.82
vii	Ending Reserve Account Balance	$6,231,912.18

Supplemental Loan Purchase Account
i	Initial Deposit	$2,498,472.16
ii	Supplemental Loan Purchases	$(2,498,236.90)
iii	Transfers to Collection Account	$(235.26)

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		09/30/2005
i	Initial Deposit	$10,000,000.00
ii	Add-on Loans Funded	$(2,934,389.66)
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$7,065,610.34

Capitalized Interest Account
ii	Initial Deposit	$38,000,000.00
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$38,000,000.00

XI. 2005-4 Distributions and Account Reconciliations

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$4,189,055.89	$3,668,786.00	$4,548,979.52	$2,931,317.18	$487,483.07
	ii	Quarterly Interest Paid			4,189,055.89	3,668,786.00	4,548,979.52	2,931,317.18	487,483.07

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$34,917,606.94	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			15,727,008.08	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$19,190,598.86	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$19,916,063.97	$3,668,786.00	$4,548,979.52	$2,931,317.18	$487,483.07

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$2,578,980,000.00
	ii	Adjusted Pool Balance 6/30/05			2,544,062,393.06

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$34,917,606.94

	iv	Adjusted Pool Balance 5/18/05			$2,557,612,486.91
	v	Adjusted Pool Balance 6/30/05			2,544,062,393.06

	vi	Current Principal Due (iv-v)			$13,550,093.85
	vii	Notes Issued Exceeding Adjusted Pool Balance			21,367,513.09

	viii	Principal Distribution Amount (vi + vii)			$34,917,606.94

	ix	Principal Distribution Amount Paid			$15,727,008.08

	x	Principal Shortfall (viii - ix)			$19,190,598.86

C		Total Principal Distribution			$15,727,008.08
D		Total Interest Distribution			15,825,621.66

E		Total Cash Distributions			$31,552,629.74

F	Note Balances			05/19/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GPE0	$700,000,000.00		$684,272,991.92
		A-1 Note Pool Factor		1.000000000	(0.022467154)	0.977532846

	ii	A-2 Note Balance	78442GPF7	$600,000,000.00		$600,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GPG5	$735,000,000.00		$735,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPH3	$466,611,000.00		$466,611,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78442GPL4	$77,369,000.00		$77,369,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-4 Historical Pool Information

			5/19/05-6/30/05
	Beginning Student Loan Portfolio Balance		$2,499,953,813.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$17,770,074.02
	ii	Principal Collections from Guarantor	478,626.88
	iii	Principal Reimbursements	974,599.90
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$19,223,300.80
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,717.36
	ii	Capitalized Interest	(3,959,350.78)

	iii	Total Non-Cash Principal Activity	$(3,956,633.42)
	Student Loan Principal Purchases		$(5,404,545.83)

(-)	Total Student Loan Principal Activity		$9,862,121.55

	Student Loan Interest Activity
	i	Regular Interest Collections	$7,775,374.67
	ii	Interest Claims Received from Guarantors	4,332.60
	iii	Collection Fees/Returned Items	422.94
	iv	Late Fee Reimbursements	69,845.36
	v	Interest Reimbursements	3,289.48
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,853,265.05

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(56.10)
	ii	Capitalized Interest	3,959,350.78

	iii	Total Non-Cash Interest Adjustments	$3,959,294.68
	Student Loan Interest Purchases		$(7,689,850.16)

	Total Student Loan Interest Activity		$4,122,709.57

(=)	Ending Student Loan Portfolio Balance		$2,490,091,691.93
(+)	Interest to be Capitalized		$2,673,178.61

(=)	TOTAL POOL		$2,492,764,870.54

(+)	Capitalized Interest		$38,000,000.00

(+)	Add-on Consolidation Loan Account Balance		$7,065,610.34

(+)	Reserve Account Balance		$6,231,912.18

(=)	Total Adjusted Pool		$2,544,062,393.06

XIII. 2005-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-05	$2,492,764,871	2.69%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.